EXHIBIT 4.21

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                     ---------------------------------------

         This Settlement Agreement and Mutual Release (the "Agreement") is entered into as of March 14, 2001, by and between TELENETICS CORPORATION, a California corporation ("Telenetics") and CALIFORNIA INTEGRATION COORDINATORS, INC., a California corporation ("CIC"). This Agreement is entered into with reference to the following facts:

                                    RECITALS
                                    --------

         A. Telenetics is indebted to CIC in the aggregate amount of approximately $94,343.00 (the "Indebtedness").

         B. Telenetics has agreed to issue, and CIC has agreed to accept as payment in full of the Indebtedness, in lieu of cash, 147,990 shares of common stock of Telenetics.

         C. In consideration of the mutual covenants, agreements and promises set forth in this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged each party to this Agreement agrees as follows:

                                    AGREEMENT

         1. The foregoing Recitals shall be part of this Agreement.

         2. Telenetics shall issue to CIC, 147,990 shares of its common stock. In calculating the number of shares of Telenetic's common stock to be issued to CIC pursuant to this Agreement (the "Shares"), the value of the Shares shall be $0.6375 per share.

         3. CIC expressly agrees to the issuance of the Shares and hereby agrees to accept the Shares as full payment and in complete satisfaction of the Indebtedness.

         4. Telenetics agrees that the Shares will be validly issued, fully paid and nonassessable.

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         5. Telenetics warrants that it has authorized a sufficient number of shares of common stock to provide for the issuance of the Shares.

         6. CIC has had access to all information that it desires concerning Telenetics, including all of its reports filed with the Securities and Exchange Commission

         7. CIC has no need for liquidity in this investment in the Shares and has no reason to anticipate any change in its circumstances, financial or otherwise, which may cause or require any sale or distribution by CIC of all or any part of the Shares.

         8. CIC represents that it has a preexisting business relationship with Telenetics, and by reason of its business and financial experience and the business and financial experience of its professional advisors who are unaffiliated with, and who are not compensated by Telenetics or any affiliate or selling agent of Telenetics, directly or indirectly, has the capacity to protect its own interests in connection with the issuance of the Shares.

         9. In evaluating the merits and risks of this investment, CIC has relied on the advice of its tax advisor, investment advisor and/or legal counsel.

         10. CIC acknowledges that the Shares have not been registered (these shares are to be registered under a Form S-3) or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law. Accordingly, the Shares may be sold or otherwise transferred or hypothecated only if they are subsequently registered or qualified under the Act or applicable laws or if, in the opinion of counsel, an exemption from registration or qualification thereunder is available and the transaction will not jeopardize the availability of the exemptions under applicable federal and state securities laws relied upon by Telenetics in connection with the issuance of the Shares.

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         11. CIC acknowledges that the securities were not offered by means of any general solicitation or advertising.

         12. CIC is acquiring the Shares solely for its own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Shares within the meaning of the Act except as permitted by law.

         13. The principal executive offices of CIC are located in the State of California.

         14. CIC hereby agrees that it shall make no disposition of the Shares unless and until it has provided Telenetics with reasonable written assurances, in form and substance satisfactory to Telenetics, that (i) the proposed disposition does not require registration or qualification of the Shares under the Act or any state securities laws; or (ii) all appropriate action necessary for compliance with the registration requirements of the Act or any state securities laws or of any exemption from registration available under the Act (including Rule 144) or any state securities laws has been taken.

         15. CIC further understands and agrees that (i) the legend set forth in
Section 16 below will be placed on the certificate(s) evidencing the Shares and on any certificate(s) issued to transferees; and (ii) the stock records of Telenetics will be noted with such restrictions.

         16. Each certificate representing the Shares shall have conspicuously printed on it the following legends:

                  "THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF THE VARIOUS STATES, AND HAVE BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER THEREOF AT ANY TIME EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT COVERING THESE SHARES, OR (2) UPON DELIVERY TO THE CORPORATION OF ANY OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT THESE SHARES MAY BE TRANSFERRED WITHOUT REGISTRATION."

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         17. Registration Rights.

                  (a) On or before March 20, 2001, Telenetics shall, at its sole cost and expense, file a registration statement on the appropriate form under the Act with the Securities and Exchange Commission covering all of the Shares. Telenetics will use its best efforts to have such registration statement declared effective as soon as possible after filing, and to keep such registration statement current and effective until December 20, 2001 or until such earlier date as all of the Shares registered pursuant to such registration statement shall have been sold.

                  (b) If Telenetics effects any registration under the Act of the Shares pursuant to Section 17(a) above, Telenetics shall indemnify, to the extent permitted by law, and hold harmless CIC, any underwriter, any officer, director, affiliate, shareholder, employee or agent of CIC or underwriter, and each other person, if any, who controls CIC or underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages, liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that Telenetics shall not be liable in any such case to a particular indemnified party to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with information furnished to Telenetics by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

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                  (c) In connection with any registration statement in which CIC is participating, CIC shall indemnify, to the extent permitted by law, and hold harmless Telenetics, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls Telenetics within the meaning of Section 15 of the Act, each other seller with securities registered pursuant to the same registration statement under which the Shares are registered, and each underwriter, any officer, director, affiliate, shareholder, employee or agent of any such other seller or underwriter and each other person, if any, who controls such other seller or underwriter within the meaning of Section 15 of the Act, against any Claims to which each such indemnified party may become subject under the Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with information furnished to Telenetics by CIC specifically for use in the preparation thereof.

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                  (d) Any person entitled to indemnification under Section 17(b)
         or 17(c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this
         Section 17(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 17(b) or 17(c) above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or
         (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

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                  (e) If for any reason the indemnity provided in Section 17(b)
         or 17(c) above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 17(e) shall be several in proportion to their respective underwriting commitments and not joint.

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                  (f) The provisions of Section 17(b) through 17(e) of this
         Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Shares by any such party.

         18. Except for any obligations imposed by this Agreement, Telenetics and CIC, and, as applicable, each of their respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, hereby release and forever discharge each other party and each of their respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, with respect to any and all claims, demands, liabilities, obligations, debts, attorneys' fees, costs, accounts, actions, or causes of action which any of the parties have or claim to have as of the date of this Agreement, in law or equity, whether known or unknown, which pertain to or which arise out of and/or which pertain to, or is in any connected with the past relationships between the parties.

         19. As a condition of this Agreement and in furtherance of the release provisions set forth in this Agreement, the parties expressly waive any and all rights and benefits conferred upon them by the provisions of section 1542 of the Civil Code of the State of California with respect to any of the matters described or set forth in this Agreement. Section 1542 of the Civil Code of the State of California states:

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         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT
         KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The parties acknowledge that except for matters expressly represented or recited in this Agreement, the facts and law in relation to this matter and the claims released by the terms of this Agreement may turn out to be different from the facts or law as now known to each party and/or its agents and/or representatives, including its counsel. Each party expressly assumes the risk of the existence of different or presently unknown facts or law and agrees that this Agreement shall in all respects be effective and binding as to each party despite the possibility of the existence of different or new facts or law.
20. Each of the parties represents and warrants that it has not heretofore assigned, transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any of the claims released in this Agreement. Each of the parties agrees that it shall indemnify each of the other parties, including with respect to any attorneys' fees and costs, and hold each of the other parties harmless from and against any claims based on or arising from any such assignment, transfer or subrogation, or any attempted assignment, transfer or subrogation, of any of the claims released in this Agreement.

         21. Each of the parties agrees to execute and deliver to each other party all necessary documents and to take such additional action as may be necessary or reasonably required to effectuate the terms, conditions, provisions, and intent of this Agreement.

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         22. Each party executing this Agreement and/or any other documents related to the settlement between the parties represents and warrants that it has been duly authorized to execute this Agreement and any such other related documents.

         23. Each of the parties acknowledges that it has carefully read this Agreement and knows and understands the contents and effect of this Agreement, and each of the parties further acknowledges that it is signing this Agreement based on its own free act.

         24. Each of the parties acknowledges that it has been advised to seek legal counsel in connection with this matter and the provisions and execution of this Agreement, and each of the parties acknowledges that it either has consulted with its own legal counsel or has had a full opportunity to consult with its own legal counsel in connection with the settlement between the parties, the terms, conditions, and provisions of this Agreement, and the execution of this Agreement.

         25. This Agreement has been entered into in the State of California, and all of the terms, conditions and provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

         26. If any term, condition or provision of this Agreement is held to be invalid, void or unenforceable, the remaining terms, conditions and provisions of this Agreement nevertheless shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         27. This Agreement and all of its terms, conditions and provisions shall be binding upon and shall inure to the benefit of each of the parties and each of the parties' respective heirs, successors and assigns.

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         28. The prevailing party in any proceeding to enforce the provisions of this Agreement shall be entitled to recover all costs, including reasonable attorney's fees, from the non-prevailing party.

         29. This Agreement contains the entire agreement and understanding concerning the settlement between the parties and replaces any prior negotiations or agreements between the parties, whether written and/or oral.

         30. Each of the parties agrees that no particular party or parties to this Agreement shall be deemed to be the author of this Agreement or any particular term, provision or condition of this Agreement. Each of the parties further agrees that any ambiguities in this Agreement shall be resolved, and the terms, provisions and conditions of this Agreement shall be construed and interpreted, without regard to which party or parties may have suggested, drafted, revised, or otherwise authored this Agreement or any of its particular terms, provisions or conditions. Each of the parties further agrees that this Agreement shall be construed and interpreted as if drafted jointly by all of the parties.

         31. Any disputes arising under this Agreement shall be resolved in accordance with the laws of the State of California in either the County of Orange or the County of Los Angeles, State of California.

         32. This Agreement may not be changed, altered or modified except in a writing signed by each of the parties and/or duly authorized representatives of each of the parties.

         33. This Agreement may be executed in counterparts, including facsimile counterparts, and all such executed counterparts, including with facsimile signatures, together shall constitute one original Agreement which shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the original or the same counterparts.

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Dated:  March 14, 2001                    TELENETICS CORPORATION

                                          By: /s/ David Stone
                                             -----------------------------------

                                             Its: Chief Financial Officer
                                                 -------------------------------

Dated:  March 14, 2001                    CALIFORNIA INTEGRATION
                                          COORDINATORS, INC.

                                          By: /s/ R. Presgrave
                                             -----------------------------------

                                             Its: President
                                                 -------------------------------

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